UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

NBT BANCORP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14703	16-1268674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 South Broad Street, Norwich, New York	13815
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (607) 337-2265

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in Item 8.01 below with respect to the amendment and restatement of the bylaws of NBT Bancorp Inc. (“NBT”) is incorporated by reference herein. A copy of NBT’s Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2018, NBT held its Annual Meeting of Shareholders (the “Annual Meeting”). The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 6, 2018 (the “Proxy Statement”).

The proposals voted on by the shareholders at the Annual Meeting were as follows:

Proposal 1—NBT’s shareholders elected thirteen individuals to the Board of Directors (the “Board”) of NBT as set forth below:

Nominees	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
John H. Watt, Jr.	30,037,817	279,119	126,285	6,050,604
Martin A. Dietrich	30,009,552	298,984	134,685	6,050,604
Patricia T. Civil	29,932,571	361,578	149,072	6,050,604
Timothy E. Delaney	30,063,701	249,889	129,631	6,050,604
James H. Douglas	29,313,621	992,407	137,193	6,050,604
Andrew S. Kowalczyk, III	30,042,689	252,086	148,446	6,050,604
John C. Mitchell	29,923,464	400,214	119,543	6,050,604
V. Daniel Robinson, II	30,049,332	276,952	116,937	6,050,604
Matthew J. Salanger	30,076,662	222,856	143,703	6,050,604
Joseph A. Santangelo	29,897,341	404,741	141,139	6,050,604
Lowell A. Seifter	29,844,388	439,096	159,737	6,050,604
Robert A. Wadsworth	29,939,287	387,531	116,403	6,050,604
Jack H. Webb	29,794,622	501,084	147,515	6,050,604

Proposal 2—NBT’s shareholders approved, on a non-binding, advisory basis, the compensation of NBT’s NEOs as disclosed in the Proxy Statement, as set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
28,331,757	1,459,579	651,885	6,050,604

Proposal 3—NBT’s shareholders approved the 2018 Omnibus Incentive Plan, as set forth below:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
28,896,108	931,230	615,883	6,050,604

Proposal 4—NBT’s shareholders ratified the appointment by the Board of KPMG LLP as the independent registered public accounting firm of NBT for the fiscal year ending December 31, 2018, as set forth below:

Votes For	Votes Against	Votes Abstain
35,819,614	370,226	303,985

Item 8.01	Other Events.

On May 22, 2018, the Board of NBT determined to reconstitute the Audit and Risk Management Committee of the Board into two separate committees: the Audit Committee and the Risk Management Committee. The members of the newly constituted Audit Committee are Matthew Salanger (Chair), Patricia Civil, Timothy Delaney, John Mitchell, V. Daniel Robinson II and Lowell Seifter. The members of the Risk Management Committee are Patricia Civil (Chair), Martin Dietrich, Jim Douglas, Andrew Kowalczyk III, Matthew Salanger, Robert Wadsworth and John H. Watt, Jr. The Board adopted a written charter for each newly constituted committee. A copy of the written charter for each of the Audit Committee and Risk Management Committee is available on NBT’s website at www.nbtbancorp.com/bncp/corporategov.html.

In connection with this change in its committees, the Board amended and restated NBT’s bylaws to eliminate the requirement that the CEO, if a director, be a member of all committees of the Board other than those specified. No changes were made to the bylaws other than deleting the sentence setting forth such requirement. The Amended and Restated Bylaws were effective May 22, 2018.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of NBT Bancorp Inc., effective May 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NBT BANCORP INC.

Date: May 23, 2018	By:	/s/ F. Sheldon Prentice
F. Sheldon Prentice
Executive Vice President, General Counsel &
Corporate Secretary